CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
                            EXHIBIT 10(t)
           RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
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1.  PURPOSE.  This Restricted Stock Plan for Non-Employee Directors ("the
    Plan") is intended to attract and retain the services of experienced and knowledgeable independent directors of Cummins Engine Company, Inc. ("the Company") for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders.

2. STOCK AVAILABLE FOR AWARDS. No additional shares of the Company's commons stock ("Common Stock") shall be reserved for issuance under the Plan. Instead, the number of shares available under the Plan shall be integrated with the number available for awards pursuant to the Company's 1992 Stock Incentive Plan ("the SIP"). Awards made under this plan shall reduce the number of shares of Common Stock available for awards under the SIP.

3. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company ("the Board"). Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the restrictions on Common Stock awards (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations of the matters referred to in this Paragraph 3 shall be conclusive.

4. PARTICIPATION IN THE PLAN. Persons who are now or shall become incumbent directors of the Company who are not at the respective times employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan (an "Eligible Director"). A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract or arrangement between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant on a regular or occasional basis for a stated consideration.

5. AWARDS. Each Eligible Director shall automatically receive, in payment of a portion of his or her annual Board retainer fee, an annual award of Common Stock, restricted as to transfer for a period of six (6) months following the date of the award. In the case of an initial award, the restriction period shall end six (6) months following the date of stockholder approval of the Plan. The number of shares in each such annual award shall be equal to $6,000 divided by the average of the closing prices of Common Stock as reported on the composite tape of the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the date of the award. An initial automatic award to each Eligible Director shall be effective as of July 13, 1993, subject to stockholder approval of the Plan. Following the initial award, each Eligible Director shall automatically receive the award on the date of each Annual Meeting of Shareholders of the Company. The Company reserves the right to legend the share certificates for an appropriate period of time and to take other actions designed to assure compliance with applicable securities laws.

6. CHANGES IN PRESENT COMMON STOCK. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Board in the number and kind of shares which are or may be awarded hereunder.

7. EFFECTIVE DATE AND DURATION OF THE PLAN. Awards shall be made under the Plan, subject to its authorization and adoption by the stockholders of the Company, upon its adoption by the Board of Directors, but no share certificates shall be issued under the Plan until the Plan shall have been adopted and approved at the Annual Meeting of shareholders of
    the Company next following adoption of the Plan by the Board.   If so
    adopted by stockholders, this Plan shall become effective as of July 13, 1993. The Plan shall terminate on December 31, 2002 (unless earlier discontinued by the Board) but such termination shall not affect the rights of the holder of any Common Stock subject to restriction on such date of termination.

8. AMENDMENT OF PLAN. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the stockholders, no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 6), change the definition of the class of directors eligible to receive awards, or materially increase the benefits accruing to participants under the Plan.

9. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by securities laws of the United States, shall be governed by the laws of the State of Indiana and construed accordingly.